Exhibit 99.1

Cabot Oil & Gas and Cimarex Energy Complete Combination, Forming Coterra Energy

Newly Created Energy Company Benefits from Strong Financial Foundation and Premier, Diverse Assets

HOUSTON, October 1, 2021 – Coterra Energy Inc. (“Coterra” or the “Company”) (NYSE: COG) today announced the successful completion of the combination of Cabot Oil & Gas Corporation (“Cabot”) and Cimarex Energy Co. (“Cimarex”), creating a premier, diversified energy company with a strong free cash flow profile, well positioned to deliver superior and sustainable returns to shareholders through commodity cycles. Coterra’s common stock will trade on the New York Stock Exchange under the ticker symbol "CTRA" at the open of trading on October 4, 2021 and under the symbol “COG” until then.

The Coterra name reflects two companies coming together, combining teams and assets to create a stronger platform to deliver sustainably higher returns.

Dan O. Dinges, Executive Chairman of Coterra, said, “We are proud to complete our transaction and launch Coterra, which will build upon the impressive legacies and many strengths of both Cabot and Cimarex. Driven by a commitment to operating accountably, sustainably and safely, Coterra will be well positioned to increase returns to shareholders and deliver long-term value for all our stakeholders.”

Thomas E. Jorden, Chief Executive Officer, President and Director of Coterra, said, “Today marks the beginning of our journey as one Coterra team. We couldn’t be more excited to bring together our teams and form a new E&P company that is positioned to succeed in the next phase of the shale revolution and beyond. With tremendous flexibility between premier oil and natural gas assets and a focus on operating efficiently, driving substantial cash flows and generating capital returns through commodity cycles, Coterra is poised to deliver enhanced value to our shareholders.”

With the transaction now closed, Coterra is positioned to drive enhanced shareholder value by:

•	Facilitating significant capital returns, with an increased base dividend, a variable dividend reflecting the Company’s commitment to return 50% of quarterly free cash flow (“FCF”) to shareholders and a special cash dividend of $0.50 per share post-closing.

•	Delivering substantial and sustained cash generation across cycles and supporting a more resilient free cash flow profile with the flexibility to leverage commodity specific cycles in allocating capital.

•	Leveraging a top tier asset base across over 700,000 net acres, with high-return Marcellus, Permian and Anadarko Basins inventory and a combined production base of approximately 605 MBoepd as of the second quarter of 2021.

•	Ensuring a strong financial profile through enhanced scale and a stronger balance sheet characterized by increased liquidity and reduced volatility, including an improved credit rating, a favorable net debt-to-EBITDAX ratio and $100 million in targeted G&A synergies.

•	Strengthening its commitment to ESG through industry leading practices and policies, a commitment to further improvement across critical sustainability metrics and the alignment of executive compensation with shareholder value creation and environmental sustainability.

Coterra Senior Leadership Team

As previously announced, joining Mr. Jorden as a member of Coterra’s senior leadership team is Scott C. Schroeder, previously Cabot’s Executive Vice President and Chief Financial Officer, who will serve as EVP and CFO of the combined business. Additional members of Coterra’s senior leadership team announced today include:

•	Stephen P. Bell, Executive Vice President – Business Development

•	Francis B. Barron, Senior Vice President and General Counsel

•	Christopher H. Clason, Senior Vice President and Chief Human Resources Officer

•	Steven W. Lindeman, Senior Vice President – Production & Operations

•	Phil L. Stalnaker, Senior Vice President – Marcellus Business Unit

•	Michael D. DeShazer, Vice President of Business Units

•	Kevin W. Smith, Vice President and Chief Technology Officer

Coterra Board of Directors

Coterra’s 10-member Board of Directors has equal representation from Cabot and Cimarex and was selected to ensure that the Company has the diverse skills, experience and perspectives along with the necessary independence and diversity to provide strong corporate governance and expert oversight of management. They include:

•	Dan O. Dinges, Executive Chairman (former Cabot Board member)

•	Thomas E. Jorden, CEO & President (former Cimarex Board member)

•	Lisa A. Stewart, Lead Independent Director (former Cimarex Board member)

•	Dorothy M. Ables, Independent Director (former Cabot Board member)

•	Robert S. Boswell, Independent Director (former Cabot Board member)

•	Amanda M. Brock, Independent Director (former Cabot Board member)

•	Paul N. Eckley, Independent Director (former Cimarex Board member)

•	Hans Helmerich, Independent Director (former Cimarex Board member)

•	Frances M. Vallejo, Independent Director (former Cimarex Board member)

•	Marcus A. Watts, Independent Director (former Cabot Board member)

For more information on Coterra’s Board of Directors and senior leadership team, please visit our website at www.coterra.com.

Share Exchange

As previously announced, in accordance with the terms of the merger agreement, each eligible share of Cimarex common stock issued and outstanding immediately prior to the effective time of the transaction will be exchanged for 4.0146 shares of Cabot common stock.

Additional information regarding the exchange of Cimarex common stock for merger consideration was mailed to registered holders of Cimarex common stock.

With the completion of the transaction, as of today, Cimarex common stock will no longer be listed for trading.

Coterra Energy

Coterra is a premier, diversified energy company based in Houston, Texas. We strive to be a leading producer, delivering returns with a commitment to sustainability leadership. Learn more about us at www.coterra.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of federal securities laws. Words such as anticipates, believes, expects, intends, plans, outlook, will, should, may and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Coterra’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger involving Cabot and Cimarex, including future financial and operating results, free cash flow profile and returns to shareholders; Coterra’s plans, objectives, expectations and intentions; future dividends; and other statements that are not historical facts, including estimates of future oil and natural gas production, projected synergies, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this press release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the risk that the businesses will not integrate successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the effect of future regulatory or legislative actions, including the risk of new restrictions with respect to well spacing, hydraulic fracturing, natural gas flaring or other oil and natural gas development activities; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on integration-related issues; the volatility in commodity prices for crude oil and natural gas; the continuing effects of the COVID-19 pandemic and the impact thereof on the combined business, financial condition and results of operations; actions by, or disputes among or between, the Organization of Petroleum Exporting Countries and other producer countries; the presence or recoverability of estimated reserves; the ability to replace reserves; environmental risks; drilling and operating risks; exploration and development risks; competition; the ability of management to execute its plans to meet its goals; and other risks inherent in Cabot’s and Cimarex’s businesses. In addition, the declaration and payment of any future dividends, whether regular base quarterly dividends, variable dividends or special dividends, will depend on Coterra’s financial results, cash requirements, future prospects and other factors deemed relevant by Coterra’s board of directors. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to: (1) Cabot’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, and (2) Cimarex’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, which are available on Coterra’s website at www.coterra.com.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, Coterra does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

CONTACTS

Investors

Dan Guffey 303.285.4901

Matt Kerin 281.589.4642

Media

Aaron Palash / Haley Salas

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

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